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                                                                   Exhibit 10.60

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      AMENDMENT to Employment Agreement dated September 11, 1998 made this 17th day of March, 1999, by and between INSCI Corp. (hereinafter referred to as "EMPLOYER"), having its principal place of business at Two Westborough Business Park, Westborough, MA 05181 and E. TED PRINCE residing at 10 West 74th Street, Apartment 2F, New York, New York 10023, (hereinafter referred to "EMPLOYEE").

                              W I T N E S S E T H:

      WHEREAS, EMPLOYER and EMPLOYEE have heretofore entered an Employment Agreement (the "Agreement") dated September 11, 1998; and

      WHEREAS, EMPLOYER presently employs EMPLOYEE as Chief Executive Officer and desires to extend such employment; and

      WHEREAS, the Compensation Committee of EMPLOYER has provided its recommendations to the Board of EMPLOYER; and

      WHEREAS, in the opinion of the Board of Directors of EMPLOYER, the success of the business operations of the EMPLOYER is contingent upon the performance of EMPLOYEE.

          NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE
          RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY
          AGREED AS FOLLOWS:

FIRST: The Agreement dated September 11, 1998 is affirmed as valid and binding, and amended only by the terms of the within Amendment. The within Amendment is an Addendum to the Agreement and made a part of said Agreement.

SECOND: Paragraph SECOND of the Agreement is amended so as to extend the expiration term of EMPLOYEE's employment, under the Agreement, to September 30, 2001. In the event that EMPLOYER does not intend to renew or extend EMPLOYEE's employment, then in that event, EMPLOYER agrees to provide EMPLOYEE ninety (90) days written notice of intent not to renew prior to September 30, 2001, and EMPLOYEE will be entitled to receive the severance compensation as provided for in Paragraph SEVENTH (g) of the Agreement.

THIRD: Paragraph FOURTH of the Agreement is amended as follows:

      The Agreement is hereby amended so as to state that EMPLOYER shall pay to EMPLOYEE, and EMPLOYEE agrees to accept, effective April 1, 1999, as salary compensation for services hereunder, the annual rate of $250,000 per annum or the sum of $20,833.33 per month for the term of the within Amendment. It is understood and agreed that as per paragraph FOURTH of the September 11, 1998 Agreement, EMPLOYEE will be immediately vested with 200,000 stock options to purchase 200,000 shares of the common stock of the Company at $.95 per share (the fair market value as of July 17, 1998), and that said options will be for a term of ten (10) years or until April 1, 2009.

      Additionally, it is further agreed that, upon execution of the within Amendment, EMPLOYER grants to EMPLOYEE 300,000 additional stock options at $1.75 per share (at or above the fair market value at January 15, 1999), vesting 50% per year (150,000 stock options on September 30, 2000 and the balance of 150,000 stock options on September 30, 2001 commencing the date of the within Amendment, and that the aforesaid 300,000 stock options will expire ten (10) years from the date hereof, or on April 1, 2009.

      Furthermore, EMPLOYER and EMPLOYEE agree that EMPLOYEE will be entitled to receive an incentive compensation bonus of up to a maximum of 40% of EMPLOYEE's base salary ($250,000) to be awarded to EMPLOYEE based upon performance targets established by the Board during each fiscal year of the term of the within Amendment. EMPLOYER agrees to provide written notification of the performance targets to EMPLOYEE within thirty (30) days from the date of the within Amendment.

      Additionally, Paragraph FOURTH is further amended so as to state that the terms of the existing fully vested stock options granted to EMPLOYEE, consisting of 950,000 stock options at $1.66 per share and 250,000 stock options at $2.00 per share, be extended until June 16, 2005.

FOURTH: The within Amendment was approved by the Compensation Committee and ratified, adopted and confirmed by a unanimous Consent Resolution of the Board of Directors of EMPLOYER.

FIFTH: EMPLOYEE warrants and represents to EMPLOYER that EMPLOYEE has had sufficient and adequate opportunity to consult with EMPLOYEE's counsel concerning the within Agreement and is aware that EMPLOYER is relying upon the within representation concerning entering into the Agreement herein.

SIXTH: EMPLOYER warrants and represents that it will take the necessary action to file the appropriate disclosure report concerning the within Amendment with the Securities and Exchange Commission.

SEVENTH: All notices required or permitted to be given by either party hereunder shall be in writing and mailed by registered mail, return receipt requested and by regular mail, to the other party addressed as follows:

                  If to EMPLOYER at:

                  INSCI Corp.
                  Two Westborough Business Park
                  Westborough, MA 01581

                  If to EMPLOYEE at:

                  10 West 74th Street
                  Apt.  2F
                  New York, NY 10023

Any notice mailed, as provided above, shall be deemed completed on the date of receipt, or five (5) days from the postmark on said postal receipt.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.

                                    INSCI CORP.  (EMPLOYER)

                              BY:
                                  ---------------------------------
                                    /s/ E. Ted Prince
                                        E. TED PRINCE (EMPLOYEE)